Exhibit 99.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

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In the Matter of	)
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CAPITOL CITY BANK & TRUST COMPANY	)	CONSENT ORDER
ATLANTA, GEORGIA	)
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	)	FDIC-09-538b
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(Insured State Nonmember Bank))
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The Federal Deposit Insurance Corporation (“FDIC”) is the appropriate Federal banking agency for CAPITOL CITY BANK & TRUST COMPANY (“Bank”), under 12 U.S.C. § 1813(q).

The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “STIPULATION TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”), dated January 13, 2010, that is accepted by the FDIC and the Georgia Department of Banking and Finance (“Department”). The Department may issue an order pursuant to section 7-1-91 of the Official Code of Georgia Annotated, GA Code Ann. Section 7-1-91 (1985). With the STIPULATION, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation relating to weaknesses in the Bank’s capital adequacy, asset quality, management effectiveness, and earnings, to the issuance of this Consent Order (“ORDER”) by the FDIC and the Department.

Having determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b) and section 7-1-91 of the Official Code of Georgia Annotated, GA Code Ann. Section 7-1-91 (1985) have been satisfied, the FDIC and Department hereby order that:

1.	BOARD OF DIRECTORS

(a) As of the effective date of this ORDER, the Board shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank’s activities, consistent with the role and expertise commonly expected for directors of banks of comparable size. The Board shall prepare in advance and follow a detailed written agenda for each meeting, including consideration of the actions of any committees. Nothing in the foregoing sentences shall preclude the Board from considering matters other than those contained in the agenda. This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, insider, charged-off, and recovered loans; other real estate owned; commercial real estate loans; operating policies; and individual committee actions. Board minutes shall document these reviews and approvals, including the names of any dissenting directors.

(b) Within 30 days from the effective date of this ORDER, the Board shall have in place a program that will provide for monitoring of the Bank’s compliance with this ORDER. Following the adoption of the program, the Board shall review the Bank’s compliance with this ORDER and record its review in the minutes of each regularly scheduled Board meeting. Establishment of this committee does not in any way diminish the responsibility of the entire Board to ensure compliance with the provisions of this ORDER.

2.	MANAGEMENT

(a) During the life of this ORDER, the Bank shall have and retain qualified management with the qualifications and experience commensurate with assigned duties and responsibilities at the Bank. Each member of management shall be provided appropriate written authority from the Bank’s Board to implement the provisions of this ORDER.

(b) The qualifications of management shall be assessed on its ability to:

(i) comply with the requirements of this ORDER;

(ii) operate the Bank in a safe and sound manner;

(iii) comply with applicable laws and regulations; and

(iv) restore all aspects of the Bank to a safe and sound condition, including, but not limited to, asset quality, capital adequacy, earnings, management effectiveness, risk management, liquidity and sensitivity to market risk.

3.	CAPITAL

(a) The Bank shall achieve and maintain the following minimum capital levels as defined in Part 325 of the FDIC Rules and Regulations, 12 C.F.R. Part 325, after establishing an adequate allowance for loan and lease losses (“ALLL”):

(i) Tier 1 capital at least equal to eight (8.0%) percent of total assets; and

(ii) Total risk-based capital at least equal to ten (10.0%) percent of total risk-weighted assets.

(b) Thereafter, during the life of this ORDER, the Bank shall maintain Tier 1 capital in such an amount as to equal or exceed eight (8%) percent of the Bank’s total assets; and a Total risk-based capital ratio of at least ten (10%) percent as those risk-based capital ratios are described in the FDIC Statement of Policy on Risk-Based Capital contained in Appendix A to Part 325 of the FDIC Rules and Regulations, 12 C.F.R. Part 325, Appendix A.

(c) Within 30 days of the last day of each calendar quarter, the Bank shall determine, from its Reports of Condition and Income, its capital ratios for that calendar quarter. If any capital measure falls below the established minimum, within 30 days of such required determination of capital ratios, the Bank shall submit a written plan to the FDIC and the Department describing the means and timing by which the Bank shall increase such ratios up to or in excess of the established minimum.

4.	ALLOWANCE FOR LOAN AND LEASE LOSSES

Within 60 days from the effective date of this ORDER, the Board shall review the adequacy of the ALLL and establish a comprehensive policy for determining the adequacy of the ALLL. For the purpose of this determination, the adequacy of the ALLL shall be determined after the charge-off of all loans or other items classified “Loss”. The policy shall provide for a review of the ALLL at least once each calendar quarter. Said review shall be completed in time to properly report the ALLL in the quarterly Reports of Condition and Income. The review shall focus on the results of the Bank’s internal loan review, loan and lease loss experience, trends of delinquent and non-accrual loans, an estimate of potential loss exposure of significant credits, concentrations of credit, and present and prospective economic conditions. A deficiency in the ALLL shall be remedied in the calendar quarter it is discovered, prior to submitting the Reports of Condition and Income, by a charge to current operating earnings. The minutes of the Board meeting at which such review is undertaken shall indicate the results of the review. The Bank’s policy for determining the adequacy of the ALLL and its implementation shall be satisfactory to the Regional Director of the FDIC’s Atlanta Regional Office (“Regional Director”) and the Commissioner for the Department (the “Supervisory Authorities”).

5.	CHARGE-OFF

(a) Within 15 days from the effective date of this ORDER, the Bank shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified “Loss” and 50 percent of those assets classified “Doubtful” in the Visitation Report dated September 15, 2009 (the “Report”) that have not been previously collected or charged-off. (If an asset classified “Doubtful” is a loan or lease, the Bank may, in the alternative, increase its ALLL by an amount equal to 50 percent of the loan or lease classified “Doubtful”.) Elimination of any of these assets through proceeds of other loans made by the Bank is not considered collection for purposes of this paragraph.

(b) Additionally, while this ORDER remains in effect, the Bank shall, within 30 days from the receipt of any official Report of Examination of the Bank from the FDIC or the Department, eliminate from its books, by collection, charge-off, or other proper entries, the remaining balance of any asset classified “Loss” and 50 percent of the those classified “Doubtful” unless otherwise approved in writing by the Supervisory Authorities.

6.	REDUCTION OF CLASSIFIED ASSETS

(a) Within 60 days from the effective date of this ORDER, the Bank shall submit to the Supervisory Authorities, for review and comment, a written plan to reduce the Bank’s risk position in each asset in excess of $500,000, which is classified “Substandard” or “Doubtful” in the Report. Within 10 days from the receipt of any comment from the Supervisory Authorities, and after due consideration of any recommended changes, the Bank shall approve the plan, which approval shall be recorded in the minutes of a Board meeting. Thereafter, the Bank shall implement and follow this plan.

(b) The written plan mandated by this provision shall further require a reduction in the aggregate balance of assets classified “Substandard” and “Doubtful” in the Report in accordance with the following schedule. For purposes of this paragraph, “number of days” means number of days from the effective date of this ORDER.

(i) Within 180 days, a reduction of twenty-five (25%) percent in the balance of assets classified “Substandard” or “Doubtful.”

(ii) Within 360 days, a reduction of forty-five (45%) percent in the balance of assets classified “Substandard” or “Doubtful.”

(iii) Within 540 days, a reduction of sixty (60%) percent in the balance of assets classified “Substandard” or “Doubtful.”

7.	REDUCE CONCENTRATIONS OF CREDIT

Within 45 days from the effective date of this ORDER, the Bank shall perform a risk segmentation analysis with respect to the Concentrations of Credit discussed in the Report. Concentrations should be identified by product type, geographic distribution, underlying collateral or other asset groups, which are considered economically related and in the aggregate represent a large portion of the Bank’s Tier 1 capital. The Bank shall develop a written plan approved by its Board and acceptable to the Supervisory Authorities to systematically reduce any segment of the portfolio which the Supervisory Authorities deem to be an undue concentration of credit in relation to the Bank’s Tier 1 capital. At a minimum the plan must provide for written procedures for the ongoing measurement and monitoring of the concentrations of credit, and a limit on concentrations commensurate with the Bank’s capital position, safe and sound banking practices, and the overall risk profile of the Bank.

8.	LENDING AND COLLECTION POLICIES

Within 60 days from the effective date of this ORDER, the Bank shall revise and ensure the full implementation of its written lending and collection policy to provide effective guidance and control over the Bank’s lending function, which revision and implementation shall include the resolution of the exceptions, deficiencies and findings enumerated or described in the Report. In addition, the Bank shall obtain adequate and current documentation for all loans in the Bank’s loan portfolio. Such policy and its revision and implementation shall be in a form and manner acceptable to the Supervisory Authorities.

9.	PLAN FOR EXPENSES/PROFITABILITY

(a) Within 60 days from the effective date of this ORDER, the Bank shall formulate and implement a written profit plan and a realistic, comprehensive budget for all categories of income and expense. This plan shall be forwarded to the Supervisory Authorities for review and comment and shall address, at a minimum, the following:

(i) goals and strategies for improving and sustaining the earnings of the Bank;

(ii) the major areas in, and means by which the Bank will seek to improve the Bank’s operating performance; and

(iii) the operating assumptions that form the basis for, and adequately support, major projected income and expense components.

(b) Following the end of each calendar quarter, the Board shall evaluate the Bank’s actual performance in relation to the plan required by this paragraph and shall record the results of the evaluation, and any actions taken by the Bank in the minutes of the Board meeting at which such evaluation is undertaken.

10.	NO MATERIAL GROWTH WITHOUT PRIOR NOTICE

While this ORDER is in effect, the Bank shall notify the Supervisory Authorities at least 60 days prior to undertaking asset growth to 10 percent (10%) or more per annum or initiating material changes in asset or liability composition. In no event shall asset growth result in noncompliance with the capital maintenance provisions of this ORDER unless the Bank receives prior written approval from the Supervisory Authorities.

11.	CASH DIVIDENDS

The Bank shall not pay cash dividends without the prior written consent of the Supervisory Authorities.

12.	BROKERED DEPOSITS

Throughout the effective life of this ORDER, the Bank shall not accept, renew, rollover any brokered deposit, as defined by 12 C.F.R. § 337.6(a)(2), unless it is in compliance with the requirements of 12 C.F.R. § 337.6(b), governing solicitation and acceptance of brokered deposits by insured depository institutions. The Bank shall comply with the restrictions on the effective yields on deposits as described in 12 C.F.R. § 337.6.

13.	VIOLATIONS OF LAW, REGULATION AND POLICY

Within 15 days from the effective date of this ORDER, the Bank shall eliminate and/or correct all violations of law and regulation and contraventions of regulatory guidelines, which are more fully set out in the Report. In addition, the Bank shall take all necessary steps to ensure future compliance with all applicable laws and regulations and applicable statements of policy and regulatory guidelines.

14.	DISCLOSURE

Following the effective date of this ORDER, the Bank shall send or otherwise furnish to its shareholders a description of this ORDER in conjunction with the Bank’s next shareholder communication and also in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting. The description shall fully describe the ORDER in all material respects. The description and any accompanying communication, statement or notice shall be sent to the FDIC, Division of Supervision and Consumer Protection, Accounting and Securities Disclosure Section, 550 17th Street, N.W., Room F-6066, Washington, D.C. 20429, and the Commissioner, Georgia Department of Banking and Finance, 2990 Brandywine Rd., Suite 200, Atlanta, Georgia 30341-5565, at least fifteen (15) days prior to dissemination to shareholders. All changes requested to be made by the FDIC and the Department shall be made prior to dissemination of the description, communication, notice, or statement.

15.	PROGRESS REPORTS

Within 30 days from the end of the first quarter following the effective date of this ORDER, and within 15 days of the end of each quarter thereafter, the Bank shall furnish written progress reports to the Supervisory Authorities detailing the form and manner of any actions taken to secure compliance with this ORDER and the results thereof. Such reports shall include a copy of the Bank’s Reports of Condition and Income. Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Supervisory Authorities have released the Bank in writing from making further reports. All progress reports and other written responses to this ORDER shall be reviewed by the Board and made a part of the minutes of the appropriate Board meeting.

The provisions of this ORDER shall not bar, estop, or otherwise prevent the FDIC or any other federal or state agency or department from taking any other action against the Bank or any of the Bank’s current or former institution-affiliated parties.

This ORDER shall be effective on the date of issuance.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC.

Issued pursuant to delegated authority.

Dated this day of January, 2010

Doreen R. Eberley
Acting Regional Director
Division of Supervision and Consumer Protection
Atlanta Region
Federal Deposit Insurance

The Georgia Department of Banking and Finance, having duly approved the foregoing ORDER, and the Bank, through its Board, agree that the issuance of said ORDER by the FDIC shall be binding as between the Bank and the Georgia Commissioner of Banking and Finance to the same degree and to the same legal effect that such ORDER would be binding if the Department had issued a separate ORDER that included and incorporated all of the provisions of the foregoing ORDER, pursuant to section 7-1-91 of the Official Code of Georgia Annotated, GA Code Ann. § 7-1-91 (1985).

Dated this      of January, 2010.

Robert M. Braswell
Commissioner
Department of Banking and Finance
State of Georgia

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